                                                                                                    EXHIBIT 10 (iii)(4)(b)

AMENDMENT NO. 2

TO

RETIREMENT BENEFIT AGREEMENT

The Amendment No. 2 dated June 17, 2005, to the Retirement Benefit Agreement between Independence Holding Company and Mr. Roy T.K.Thung dated September 30, 1991, as amended by Amendment 1, dated December 20, 2002 (the "Agreement"). For good and valuable consideration, the parties hereto agree as follows:

                                        Section 1 of the Agreement is hereby amended to read as follows:

"The Company will pay you a Retirement Benefit in the amount set forth in Paragraph 2 and in the manner set forth in Paragraph 3."

1.     Whereas, Section 2 was previously amended to change from $949,840 to $1,289,742, Section 2 of the Agreement is hereby further amended to change $1,289,742 to $1,667,422.

                                        2.       Section 4 (a) of the Agreement is amended to read as follows:

4. (a) The Retirement Benefit will be paid on January 31, 2009, if you are then employed by the Company. If your employment with the Company terminates for any reason whatsoever prior to January 31, 2009, you shall receive a Reduced Retirement Benefit six months following the date of such termination as reflected in Appendix A. The amount of the Reduced Retirement Benefit will not be adjusted for any changes in your base salary rate, the general price level, or other factor. The amount of the Reduced Retirement Benefit will not be subject to any reduction, offset or counterclaim of any sort whatsoever.

  Section 4 (b) of the agreement is amended to read as follows:

(b) You will be entitled to receive the Retirement Benefit or Reduced Retirement Benefit in a single cash payment at the time set forth in Paragraph 4(a).

4.     The parties acknowledge and agree that notwithstanding anything to the contrary contained in Amendment No. 1 to the Agreement, (i) Section 3 of the Agreement should now read as follows: "3. Intentionally Omitted" and (ii) Sections 5 - 11 of the Agreement should continue to be numbered as set forth in the original Agreement.

5.     Appendix A is hereby deleted and replaced with Appendix A attached hereto.

                                                                                                                                        Independence Holding Company

                                                                                                                                        By:     /s/ David T. Kettig

                                                                                                                                                    David T. Kettig

                                                                                                                                                    Senior Vice President

Understood and accepted

By: /s/ Roy T.K. Thung

Roy T.K. Thung

Beneficiary Designation:

I hereby designate Swan N. Thung as my Beneficiary to receive, in the event of my death, the benefits that would have been payable to me pursuant to the foregoing letter of September 30, 1991, as amended, had I lived. I understand that this designation will remain in effect until such time as the Company's Secretary receives a notice signed by me making a new designation.

                                                                                                                                                    /s/ Roy T.K. Thung____

                                                                                                                                                        Roy T.K. Thung

APPENDIX A

The following table shows the Reduced Retirement Benefit that would be payable upon a termination of employment that preceded January 31, 2009 by a multiple of 12 full months. The Reduced Retirement Benefit for an actual date of payment would be calculated by linear interpolation between values in the table.
Years
(12 full months)	Reduced
Prior to January 31, 2009	Retirement Benefit

0	$1,667,422

1	1,573,040

2	1,484,000

3	1,400,000